Commission File No. 0-21441

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential  for use of the  Commission  Only  (as  permitted  by Rule
         14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant toss.240.14a-12

                           MEDISYS TECHNOLOGIES, INC.
                (Name of Registrant as Specified in its Charter)

                           MEDISYS TECHNOLOGIES, INC.
                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[        ] Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
         0-11.
         (1) Title of each class of securities to which transaction applies: n/a
         (2)      Aggregate number of securities to which  transaction  applies:
                  n/a
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): n/a.

(4)ab    Proposed maximum aggregate value of transaction:   n/a
         (5)      Total fee paid:  -0-

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date filed:

                           MEDISYS TECHNOLOGIES, INC.
                                144 Napoleon St.
                              Baton Rouge, LA 70802

                           PROXY STATEMENT SUPPLEMENT
                                 April 27, 2001

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2001

To Stockholders of Medisys Technologies, Inc.:

         This Proxy Statement Supplement (the "Supplement"), accompanying Proxy Statement of Medisys Technologies, Inc. (the "Company") dated April 16, 2001 (collectively the "Proxy Statement") and proxy card are furnished to stockholders in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders to be held on May 9, 2001, and any adjournment thereof.

         This Supplement was prepared after receipt by the Company of information and materials related to the nomination of certain individuals to the Board by a committee of stockholders. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Proxy Statement.

WE URGE YOU TO RETURN THE COMPANY'S WHITE PROXY CARD IN SUPPORT OF THE COMPANY'S NOMINEES TO THE BOARD OF DIRECTORS.

                              ELECTION OF DIRECTORS

Management's Slate of Directors

         Reference is made to the Company's Proxy Statement dated April 16, 2001 for information as to Management's nominees for election of Directors of the Company and their beneficial holdings of common stock of the Company. The Company, its current Directors and each nominee are deemed participants (collectively, the "Participants") in any solicitation by the Company in opposition to The Medisys Reform Committee Year 2001, LLC. The business address for each Participant, each of whom is a nominee for election as a Director except for Robert L. diBenedetto, is as follows:

         Robert L. diBenedetto                       Edward P. Sutherland
           144 Napoleon Street                         144 Napoleon Street
           Baton Rouge, La 70802                       Baton Rouge, LA 70802

         William David Kiesel                        Kerry M. Frey
           2355 Drusilla Lane                          144 Napoleon Street
           Baton Rouge, LA 70809                       Baton Rouge, LA 70802

         Timothy Andrus, MD                          Charles Potter, MD
           144 Napoleon Street                         1025 South 7th Street
           Baton Rouge, LA 70802                       Springfield, IL 62703

         Richard H. Reisner                          Bruce S. Morra, PhD
           P.O. Box 1299                               51 Spring House Lane
           Waitsfield, VT 05693                        Basking Ridge, NJ 07920

         Paul L. Ray
           594 Wild Horse Circle
           Boulder, CO 80304

Opposition Slate

         The Company has received information that four stockholders have formed The Medisys Reform Committee Year 2001, LLC, a Florida limited liability company (the "Committee"). The Committee and its members Brett J. Phillips, William H. Morris, Marilyn L. Morris and E. Carl Anderson have reported that they beneficially own and share voting and dispositive power over 12,109,524 of the Company's common stock. The Committee has represented that it intends to solicit proxies in support of their own nominees for election to the board of directors and to oppose the election as directors of current executive officers and directors. Information regarding the Committee's nominees and attached hereto as Appendix A, was derived from disclosures made by the Committee to the Securities and Exchange Commission (the "Commission"). The Company makes no representation as to the accuracy of the information submitted by the Committee.

         For several months, certain members of the Committee have been posting to Internet web sites allegations against the Company and members of its Board of Directors without complying with applicable regulations under the Securities Exchange Act of 1934. The Company will distribute to its shareholders additional information that will refute those allegations made by the Committee. However, it is important to advise you at this time of the status of certain litigation referenced by the Committee.

         On April 10, 2001, the United States District Court for the Middle District of Florida dismissed the shareholders derivative action brought by E. Carl Anderson, William Morris and Brett Phillips. The Court also dismissed a separate action brought individually by Mr. Anderson. Messrs. Anderson, Morris and Phillips are all members of the Committee. In her Order, the Judge agreed with a magistrate's earlier determination that the three former directors were not fair and adequate shareholder representatives to pursue the derivative claims.

         The Company is continuing to pursue its separate action against Messrs. Anderson, Morris and Phillips and others in the United States District Court of Utah, for rescission of the Phillips Pharmatec Labs, Inc. acquisition and return to the Company of over 15,000,000 shares of common stock issued pursuant to the acquisition. Messrs. Anderson, Morris and Phillips were directors and principals of Phillips Pharmatec Labs at the time of the acquisition by the Company.

         Your Board strongly urges you to reject any solicitation by the Committee and not sign any proxy card the Committee may send to you.

                   CERTAIN INFORMATION REGARDING PARTICIPANTS

Transactions by Participants in the Securities of the Company in the Past Two Years

         Except as set forth in the table below, no Participant known by the Company purchased or sold securities of the Company within the past two years. Unless otherwise indicated below, all transactions were in the common stock of the Company and were effected by normal over-the-counter transactions.

                                      Period or                                          Average
                                       Date of       Nature of           Number of      Price per
For the account of:                 Transaction      Transaction           Shares       Share ($)
------------------                  -----------      -----------        -----------     ---------
Paul L. Ray                              2/01          Purchase           25,000        $  .355

Timothy Andrus, MD                       2/00          Sale               10,000        $ 1.91
                                         6/00          Purchase          277,778(1)     $  .18

Edward P. Sutherland                   2/5/99 to
                                      12/3/99          Sale              314,672        $  .34
                                         7/99          Sale              100,000(2)     $  .14
                                       1/3/00 to
                                       4/1/00          Sale              119,500        $ 1.62
                                        10/00          Purchase            7,350        $  .65


William David Kiesel                    12/99          Sale              150,000        $   .28
                                         2/00          Purchase        1,111,111(1)     $   .18
                                         2/00 to
                                         3/00          Sale              151,000(3)     $  1.94

Charles Potter, MD                      10/99          Purchase        5,500,000(4)     $   .18
                                        10/99          Purchase           46,667        $   .18
                                         2/00 to
                                         6/00          Sale            1,944,445(5)     $   .18
                                        11/00          Sale              257,858(5)     $   .48

Kerry M. Frey                          3/4/99 to
                                    12/30/99           Sale              430,836        $   .24
                                       1/3/00 to
                                       3/7/00          Sale              104,500        $  2.12
--------------
         (1)      Purchase of restricted stock in an off-market private transaction.
         (2)      Sale by the wife of Edward P. Sutherland.
         (3)      Sale created an inadvertent "short swing profit" of $272,000 which the shareholder voluntarily paid over to the Company.
         (4)      Stock subscription - acquisition from Company.
         (5)      Sale of restricted stock in an off-market private transaction.

Additional Agreements and Understandings

         Except as set forth below and except as referenced in the Proxy Statement filed with the Commission on April 16, 2001, none of the Participants or any of their respective associates (i) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (ii) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Company within the past year, (iii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company or (iv) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will be or may be a party.

         In March 2001, the Company's Board of Directors awarded common stock purchase warrants to Richard H. Reisner, Paul L. Ray and Bruce S. Morra as an incentive to each's long-term commitment to strategic and policy decision making for the Company. Each of the three Directors is to receive warrants over a two-year period so that if the tenure of the individual is interrupted, warrants may be canceled by the Company. Mr. Reisner and Mr. Ray will each receive
350,000 warrants initially and an additional 200,000 per quarter through December 31, 2002. Mr. Morra will initially receive 175,000 warrants and an additional 150,000 warrants per quarter through December 31, 2002. All warrants will be exercisable at the average of the bid and ask price of the Company's common stock on the date of approval. As of the date hereof, the form and specific terms of the warrants and warrant documents have not yet been finalized or approved by the Board.

         The Board of Directors in September 2000 authorized Mr. Sutherland to negotiate a consulting agreement with Mr. Kiesel for services provided to the Company. No definitive agreement has been reached as of the date hereof.

                         SOLICITATION AND OTHER MATTERS

Solicitation of Proxies

         The solicitation of proxies on behalf of the Board of Directors will be conducted by mail, personally or by telephone, telegram, over the Internet or by other forms of wire or facsimile communication. Officers, Directors and employees of the Company may solicit proxies and will not receive additional compensation for this activity. The Company has retained Regan & Associates, Inc. ("Regan"), an independent proxy solicitor to assist in the solicitation of proxies for a fee up to $15,000 plus out of pocket expenses. In addition to solicitation of proxies, Regan will provide advisory services as requested pertaining to the solicitation of proxies. The Company will also indemnify Regan against certain liabilities and expenses relating to the proxy solicitation, including liabilities under the federal securities laws.

         The Company estimates the aggregate amount to be spent in connection with the solicitation of proxies will not exceed $50,000 (including professional fees and expenses, but excluding costs represented by salaries and wages of regular employees of the Company and excluding the normal expenses of an uncontested election at an annual meeting). The Company will pay the cost of soliciting proxies. Upon request, the Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock. Total expenditures to date have been approximately $18,000.

Other Matters to be Considered


         The Company did not receive notice of certain shareholder proposals which the Committee states it intends to make at the Meeting until April 17, 2001, which is long after the date required for timely submission of shareholder proposals. It is unsettled whether the proposals may be properly presented at the Meeting. It is further unsettled that in the event the proposals are not considered at the meeting, the execution and return by shareholders of management's proxy will be sufficient to revoke the proposals. Whether delivery of a later dated proxy will revoke an earlier dated proxy may ultimately have to be decided by a court of competent jurisdiction.

         Unless contrary instructions are indicated on a valid WHITE PROXY received pursuant to Management's solicitation (and which have not been revoked before they are voted) all shares represented thereby will be voted FOR the election of Management's nominees for Directors named in our proxy statement. Execution of the Company's proxy will confer discretionary authority upon the Company to vote on all other matters presented at the Meeting. Management intends to vote AGAINST the proposals of the Committee to the extent they may be lawfully presented for consideration at the Meeting. The exercise of managements discretionary authority will result in the disenfranchisement of the shareholder with respect to any shareholder proposal. Management further intends to use its discretionary authority to vote, in its discretion and in the best interest of the Company, on any other proposals that may be properly presented at the Meeting.

                                             By Order of the Board of Directors


                                             By: /s/ William D. Kiesel
                                             -------------------------
                                             William D. Kiesel
                                             Secretary
April 27, 2001
Baton Rouge, Louisiana

              PLEASE SIGN, DATE AND RETURN THE WHITE PROXY CARD AT
             YOUR EARLIEST CONVENIENCE. YOUR VOTE IS VERY IMPORTANT.

         IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT Lisa Landry at (225)343-8022.

                                   Appendix A

         Joseph Daniel Diaco, MD is a surgeon who has practiced medicine since 1970. He is former chief of staff and current chief of surgery at St. Joseph's Hospital in Tampa. He has been team physician for the Tampa Bay Buccaneers since its inception.

         Jerry Malis, MD has been president and a major shareholder since 1981 of Valley Forge Scientific Corporation, a publicly traded (NASDAQ small caps) medical device company which manufactures and markets a variety of medical devices, primarily electro-surgical equipment for use in multiple medical disciplines.

         William A. Smoak is currently Director, Project Development for Calpine Corporation, a NYSE traded corporation in the power generation business. Mr. Smoak held the positions of Director, Project Engineering, Director, Business Development and Director, Project Development at TECO Power Services, Inc., a NYSE traded corporation, between 1991 and 2000.

         Robert R. Lowe II has owned and operated Filter Pure Systems, Inc., since 1981. He holds a business and marketing degree from Miami University.

         Edmund Norton Summers has been retired since 1999. He was employed by General Electric from 1965 to 1999, where he was regional sales manager for a ten-state area in the Southeastern United States.

         Fernando Dimus Serrano is Finance Manager for Calpine Corporation. Prior to that, he was employed for thirteen years by TECO Power Services, Inc, with responsibilities during that time including contract administration, strategic planning, sales and financial analyst.

                           MEDISYS TECHNOLOGIES, INC.
                144 Napoleon Street, Baton Rouge, Louisiana 70802

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                                      -----

         The undersigned hereby constitutes and appoints Edward P. Sutherland and William David Kiesel, with power of substitution, the proxy of the undersigned to attend the annual meeting of the shareholders of Medisys Technologies, Inc. on May 9, 2001, and any adjournment thereof, and to vote the stock of the corporation standing in the name of the undersigned.

1.       To elect eight directors:

         FOR (    )                          WITHHOLD AUTHORITY (     )
         all nominees listed below           all nominees listed below or
         (except as marked to the            as indicated
         contrary below)

         Instructions:     To  withhold  authority  to vote  for any  individual
                           -----------------------------------------------------
                           nominee,  strike a line through the nominee's name in
                           -----------------------------------------------------
                           the list below:
                           ---------------

         Kerry M. Frey                               Edward P. Sutherland
         Tim Andrus, MD                              William David Kiesel
         Richard H. Reisner                          Charles Potter, MD
         Bruce S. Morra, PhD                         Paul L.Ray

2. To vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.


         This  proxy,  when  properly  executed,  will be  voted  in the  manner
         directed  herein  by  the  undersigned  stockholder.   IF  NO  SPECIFIC
         DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES.

         ------------------------------      ------------------------------
         Print Name                          Signature of Stockholder

         ------------------------------      ------------------------------
         Number of Shares                    Signature if Held Jointly

                                             ------------------------------
                                             Date __________________________

         Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.